UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/a

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2019

Nightfood Holdings, Inc.

Exact name of registrant as specified in its charter)

Nevada	000-55406	46-3885019
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 White Plains Road – Suite 500, Tarrytown, New York	10591
(Address of principal executive offices)	(Zip Code)

888-888-6444

Registrant’s telephone number, including area code

NA

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Item 8.01 Other Events.

On February 4, 2019, the Registrant entered into a “Lock Up” Agreements with its largest shareholder, Sean Folkson, owner of 16,753,568 shares. Folkson has agreed to not transfer, sell, or otherwise dispose of any shares of his NGTF stock during the next twelve months.

As part of this agreement, Folkson received warrants to acquire 400,000 shares of NGTF common stock at an exercise price of $.30 per share. All warrants carry a twelve month term and a cashless provision, and will expire if not exercised within the twelve month term.

On February 6, 2019, the Registrant entered into a “Leak-Out” Agreement with Peter Leighton, former affiliate and owner of 4,000,000 shares, which will restrict Leighton’s ability to sell, transfer, or otherwise dispose of his shares above a certain, mutually agreed-upon monthly threshold.

The agreements for Folkson’s warrant issuances and lock-up, and Leighton’s leak-out are exhibits hereto.

Item 9.01   Financial Statements and Exhibits

Financial Information

None

Exhibits:

10.1	Sean Folkson Agreement for Shareholder Lock Up and Acquisition of Warrants– Previously Filed
10.2	Peter Leighton Leak Out Agreement – Previously Filed

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NIGHTFOOD HOLDINGS, INC.

February 14, 2019	By:	/s/ Sean Folkson
Sean Folkson Chief Executive Officer

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